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EXHIBIT  99.1

                              CROSS REFERENCE SHEET

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INFORMATION RELATING TO PROVINCIAL DEBT                LOCATION IN 2004 BRITISH COLUMBIA FINANCIAL AND ECONOMIC REVIEW (THE
---------------------------------------                "REVIEW"(1) INCLUDED AS EXHIBIT 99.4, OR IN OTHER EXHIBIT TO ANNUAL REPORT
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PROVINCE OF BRITISH COLUMBIA
   General Description of the Province                 Page 2
   Constitutional Framework                            App. 3, p. 96-98

THE ECONOMY
   Recent Economic Developments                        Ch. 1; App. 1, p. 22-34
     Economic Structure and Primary Industries         Ch. 1; App. 1, p 24 (Table A1.3)
   Capital Investment                                  Ch. 1; p. 9; App. 1, p. 27 (Table A1.6)
   Foreign Trade                                       Ch. 1; p. 10; App. 1, p. 28
   Labour Market and Employment                        Ch. 1, p. 12-14; App. 1, p. 26 (Table A1.5)

PROVINCIAL REVENUE AND EXPENDITURE
   Financial Administration and Reporting              Ch. 2; App. 2
   Special Funds                                       Ch. 2; App. 2, p. 66
   Summary Statement of General Fund and
     Special Funds Revenue and Expenditure             Ch. 2; App. 2
   Unaudited Financial Results                         Ch. 2, pp. 36-54
   Major Sources of Revenue                            Ch. 2, p. 39; App. 2, pp. 74-75
   Expenditure by Function                             Ch. 2, pp. 44-48 (Table 2.5); App. 2, pp. 76-79

GOVERNMENT CORPORATIONS
   Government Corporation Debt                         Ch. 2, pp. 48; App. 2, pp. 80-82; Exhibit 99.3

DEBT OF THE PROVINCE
   Direct and Guaranteed Debt                          Ch. 2, pp. 52-53; App. 2, pp. 83-85; Exhibit 99.3
   Financing Requirements Exhibit 99.3                 Exhibit 99.3
   Sinking Fund Management                             Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE
  PUBLIC SECTOR                                        Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE
  AND INTERNATIONAL RESERVES                           Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF
  THE PROVINCE
   Statement of General Fund Revenue by Source         App. 2, p. 74-75
   Statement of General Fund and Special Fund
     Expenditure by Function                           App. 2, pp. 76-77
   Statement of Direct Funded and
     Unfunded Debt                                     Exhibit 99.3
   Statement of Guaranteed Funded Debt                 Exhibit 99.3
   Statement of Non-Guaranteed Debt                    Exhibit 99.3
   Pension Funds                                       Ch. 2, p. 66
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   (1) Chapter and Appendix and page numbers indicate the location of information in the Review.


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